POWER OF ATTORNEY

I, the undersigned member of the Board of Trustees of Virtus Equity Trust (the “Trust”), hereby constitute and appoint George R. Aylward, Jennifer Fromm, and Daphne Chisolm, or any of them, as my true and lawful attorneys and agents with full power to sign for me in the capacity indicated below, on any or all Registration Statements, amendments thereto, including without limitation a Registration Statement on Form N-14, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to the merger of Virtus Vontobel Global Opportunities Fund, a series of Virtus Opportunities Trust, into Virtus SGA Global Growth Fund, a series of the Trust, and hereby ratify and confirm my signature as it may be signed by said attorneys and agents.

I hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 15th day of November, 2023.

/s/ George R. Aylward	/s/ Donald C. Burke
George R. Aylward, Trustee	Donald C. Burke, Trustee

/s/ Sarah E. Cogan	/s/ Deborah A. DeCotis
Sarah E. Cogan, Trustee	Deborah A. DeCotis, Trustee

/s/ F. Ford Drummond	/s/ Sidney E. Harris
F. Ford Drummond, Trustee	Sidney E. Harris, Trustee

/s/ John R. Mallin	/s/ Connie D. McDaniel
John R. Mallin, Trustee	Connie D. McDaniel, Trustee

/s/ Philip McLoughlin	/s/ Geraldine M. McNamara
Philip McLoughlin, Trustee	Geraldine M. McNamara, Trustee

/s/ R. Keith Walton	/s/ Brian T. Zino
R. Keith Walton, Trustee	Brian T. Zino, Trustee

Digital or electronic signatures are permitted, and all signatures need not appear on the same copy of this Power of Attorney.